EXHIBIT 10.1

THIS NOTE IS A SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE NOTE UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE DATE OF THIS NOTE IS: August 16, 2002

                                 FREEDOM OIL & GAS, INC.

$50,000.00   Convertible Secured Promissory Note

     FREEDOM OIL & GAS, INC., a Nevada corporation (the "Company" or "Maker"), and wholly-owned subsidiary of The Majestic Companies, Ltd., a Nevada corporation ("Majestic"), for value received, hereby promises to pay to the order of Kenneth K. Gowdy (the "Holder" or "Investor") or order, the principal amount of Fifty Thousand Dollars ($50,000), with simple interest on the unpaid balance thereof from the date hereof at the rate of twelve percent (12%) per annum. Accrued interest on this Note shall be payable: monthly on the first day of each month, beginning thirty (30) days after the date hereof. The principal balance of this Note shall mature, together with any unpaid and accrued interest, being due and payable, one hundred eighty (180) days from the date of this Note (the "Due Date"). Payments of interest and principal shall be made in lawful money of the United States of America at Holder's address set forth on the signature page hereto or at such other place in the United States as Holder shall have designated to the Company in writing. This Note may be prepaid, in whole or in part, before the Due Date without penalty. In the event less than all of the principal amount of this Note is prepaid, a new Note may be issued at Maker's election, representing the unpaid principal amount with the same Due Date hereof. In the event Maker fails to pay any sum due hereunder on the date when such payment is due and payable as provided herein, after fifteen (15) days written notice from Holder to Maker, Maker agrees to compensate Holder for reasonable attorneys fees, court costs, and any other additional charges Holder may incur as a result of such default.

     1.  Security Interest; Default.

     1.1 Security Interest. As security for the performance of the Company's obligations hereunder, the Company hereby grants to Holder a first priority security interest in the following described oil & gas lease(s), including any and all equipment and personal property thereon and rights incident thereto (the "Collateral"): approximately 6,000 gross acres of oil; & gas leases, El Grande prospect, including the Edgmond #1 well, Faulkner County, Arkansas.

     1.2 Default. The entire unpaid principal sum of this Note and all accrued interest shall become due and payable upon (a) the failure of the Company to perform any obligation hereunder where such failure is not corrected within 15 days of written notice from Holder of such failure, (b) execution by the Company of a general assignment for the benefit of creditors, (c) the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and, in the case of an involuntary petition filed against the Company, such petition is not dismissed within 30 days of the filing thereof, or (d) the appointment of a receiver or trustee to take possession of the property or assets of the Company. Upon the occurrence of any such event of default, and failure by the Company to cure such within fifteen (15) days of written notice or occurrence, as the case may be, Holder may proceed against the Collateral, and shall be entitled to all of the rights of a secured party as set forth in Article 9 of the Texas Uniform Commercial Code as then in effect.

     1.3  Termination of Security Interest.  Upon payment of this
Note in full the Security interest created hereby shall be terminated. Holder covenants and agrees that, promptly after the termination of the security interest created by this Note, Holder shall promptly execute and file termination statements, if applicable or required, and shall take such other actions as are reasonably requested by the Company to evidence the termination of such security interest.

     2.  Option to Convert Note to Stock.

     2.1 Conversion. Holder may elect to convert the unpaid principal and accrued interest of this Note in whole or in part, from time to time, into the Series A Preferred Stock of Majestic at the rate of $.50 per share (or Common Stock at the rate of $.10 per common share) (the "Shares").

     2.2 Notice. Holder shall send written notice of his election to convert to the Company and the amount of the Note being converted, along with the registration information for the Shares. The Company shall have 15 days to issue the certificate representing the Shares to Holder.

     3. Investment Representations. Holder represents and warrants that:

     3.1 Purchase for Own Account. This Note is being acquired for Holder's own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person with respect to the Note and/or the Shares.

     3.2. Disclosure. The Holder has been informed and is aware that an investment in the Note involves a degree of risk and speculation, and has been afforded an opportunity to meet with the officers of the Company and to ask and receive answers to any questions about the Collateral, and the business and affairs of the Company, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided, and has therefore obtained, in the judgement of the Holder, sufficient information to evaluate the merits and risks of an investment in the Note and/or the Shares.

     3.3. Risk Evaluation. On the basis of the review of the information described above, and relying solely thereon and upon the knowledge and experience of the Holder in business and financial matters, the Holder has evaluated the merits and risks of investment in the Note and/or the Shares and has determined that he is both willing and able to undertake the economic risk of this investment.

     3.4 Restricted Security. Holder understands that the Note and the Shares are a "restricted security" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Note and/or the Shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Holder represents that Holder, or Holder's counsel, is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act.

     4.  Miscellaneous.

     4.1 Notices. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party at the address set forth below for such party, or at such other address as either party may designate by ten (10) days advance written notice to the other party.

     4.2 Binding Effect. This Security Agreement shall bind and inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

     4.3 Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived
(either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder hereof. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Holder of this Note and the Company.

     4.4 Due Authorization. The execution and delivery of this Note has been duly authorized by all necessary corporate action on behalf of the Company.

     4.5 Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to conflicts of law principles.

     IN WITNESS WHEREOF, the Parties have set their hands, as of the date first above written.

HOLDER:                                 MAKER:

                                        FREEDOM OIL & GAS, INC.
 /S/ Kenneth K. Gowdy
Kenneth K. Gowdy
                                        By: :    /S/ J. David Gowdy
                                        J. David Gowdy, CEO

Address:                                Address:

2900 Tatarrax Dr.                       1340 S. Main Street, Suite 190
Manhattan, KS 66502                     Grapevine, TX 76051